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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported) July 30, 2003



                          CADENCE RESOURCES CORPORATION
                       (FORMERLY ROYAL SILVER MINES, INC.)
             (Exact name of registrant as specified in its charter)


                   UTAH                                 87-0306609
       (STATE OR OTHER JURISDICTION                    (IRS EMPLOYER
             OF INCORPORATION)                       IDENTIFICATION NO)

                        6 EAST ROSE STREET, P.O. BOX 2056
                          WALLA WALLA, WASHINGTON 99362
          (Address of Principal Executive Offices, including Zip Code.)


                                  509-526-3491
              (Registrant's telephone number, including area code.)



ITEM 9. REGULATION FD DISCLOSURE.

On July 30, 2003, we issued a press release announcing the drilling of our second natural gas well in Louisiana and its progress. The press release also discusses a timetable for fracturing and perforation of our first well in Lousiana (the subject of a press release issued on July 17, 2003). These processes are part of what is termed the completion process and are steps necessary to be taken to bring a natural gas well into commercial production. At this point in time, as the news release points out, the first well is not in production and may never reach production unless these steps are completed successfully.

The press release also references and summarizes an analyst report recently completed by Proteus Capital Corp. of New York, NY. The report was written by Douglas Newby and the press release references his credentials to complete such analysis. The press release also summarizes some of his conclusions concerning the De Soto Parish project of the Company in general, and cites several of his specific conclusions regarding the valuation of the project and projections about number of wells possible to be drilled and estimates of the amount of natural gas which may be contained in such wells. Investors are appropriately cautioned that such projections are based upon the historical operations and results achieved by other operating companies in nearby fields that may not be relevant to the project of the Company.

The press release then provides a dynamic internet link to the website of Proteus Capital Corp. where the report may be read in its entirety. Alternatively, the press release provides several contact phone numbers where a printed copy of the report may be obtained.

The press release is furnished herewith as Exhibit 99.1.
The Proteus Capital Corp. report is furnished herewith as Exhibit 99.2

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


The following exhibits are hereby made part of this Form 8-K:

Exhibit 99.1           Press Release
Exhibit 99.2           Analyst Report Prepared by Proteus Capital Corp.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          CADENCE RESOURCES CORPORATION
                          ----------------------------------
                          (Registrant)




Date:  July 30, 2003                       By:  /s/  John P. Ryan
--------------------                       ----------------------------
                                              John P. Ryan
                                              Chief Financial Officer




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